UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011
CCFNB BANCORP, INC.
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-19028	23-2254643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

232 East Street, Bloomsburg, PA	17815

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code (570) 784-4400
N/A
(Former name or former address, if changes since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a —12 under the Exchange Act (17 CFR 240.14a —12)

☐	Pre-commencement communications pursuant to Rule 14d — 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e — 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) CCFNB Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 10, 2011. Each matter voted upon at the meeting and the results of the voting on each such matter are presented in (b) below.
(b) Proposal 1 — Election of four Directors to Class 1 for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Brewington, Jr.	1,371,616	62,422	272,550
William F. Gittler, Jr.	1,347,459	86,579	272,553
Willard H. Kile, Jr.	1,367,539	66,498	272,552
Steven H. Shannon	1,385,314	48,723	272,552
     Messrs. Brewington, Gittler, Kile and Shannon were elected.
Proposal 2 — An Amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 15,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,533,284	104,107	69,195	0
     The amendment was approved.
Proposal 3 — Ratification of the selection of J.H. Williams & Co., LLP, as the independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,658,007	19,325	29,257	0
     The selection of J.H. Williams & Co., LLP was ratified.
(c)	Not applicable.

(d)	Not applicable.
Item 8.01 Other Events.
     On May 11, 2011, CCFNB Bancorp, Inc. (the “Company”) filed Articles of Amendment to its Amended and Restated Articles of Incorporation. The Articles of Amendment increased the number of the Company’s authorized shares of common stock from five million (5,000,000) shares to fifteen million (15,000,000) shares, par value $1.25 per share. The Articles of Amendment were affective upon filing on May 11, 2011. The Articles of Amendment are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description
3.1	Articles of Amendment dated May 10, 2011.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCFNB BANCORP, INC.
/s/ Jeffrey T. Arnold, CPA, CIA
Jeffrey T. Arnold, CPA, CIA
Chief Financial Officer

Dated: May 10, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment dated May 10, 2011 filed herewith.